UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 26, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Approval of Amendments of the 2000 Stock Incentive Plan
     At the 2010 Annual Meeting of Stockholders held March 26, 2010 (the “Annual Meeting”), the stockholders of Quiksilver, Inc. (the “Company”) approved amendments to the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) that (i) allow for a one-time stock option exchange program for employees, independent advisors and consultants, other than directors and executive officers, (ii) increase the maximum number of shares reserved for issuance under the 2000 Plan by 300,000 shares, (iii) increase the maximum number of reserved shares that may be issued pursuant to restricted stock or restricted stock unit awards under the 2000 Plan by 300,000, and (iv) increase the size of both the initial and annual automatic issuances of restricted stock and grants of stock options to non-employee members of the Board of Directors to 15,000 restricted shares and 25,000 stock options under the Director Automatic Grant Program. The Board of Directors adopted the amendments on January 25, 2010, subject to stockholder approval at the Annual Meeting. A more extensive discussion of these amendments, including the material terms of the proposed stock option exchange program, are summarized in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 12, 2010 in connection with the Annual Meeting (the “Proxy Statement”). The foregoing description of the amendments to the 2000 Plan contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the description contained in the Proxy Statement.
     The Amended and Restated Quiksilver, Inc. 2000 Stock Incentive Plan, reflecting such amendments, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Securities Holders.
     The Annual Meeting of Stockholders of the Company was held on March 26, 2010. A total of 98,591,826 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 76% of the Company’s shares outstanding as of the January 27, 2010 record date. The matters submitted for a vote and the related results are as follows:
     Proposal 1 – Election of nine nominees to serve as directors until the next annual meeting and until their respective successors are elected and qualified. The results of the votes taken were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Douglas K. Ammerman	55,355,110	18,343,158	24,893,558
William M. Barnum, Jr.	51,532,610	22,165,658	24,893,558
Charles E. Crowe	55,342,856	18,355,412	24,893,558
James G. Ellis	69,475,908	4,222,360	24,893,558
Charles S. Exon	66,597,258	7,101,010	24,893,558
M. Steven Langman	68,832,575	4,865,693	24,893,558
Robert B. McKnight	68,180,112	5,518,156	24,893,558
Paul W. Speaker	71,841,997	1,856,271	24,893,558
Andrew W. Sweet	66,619,533	5,078,735	24,893,558

		Votes	Votes	Votes	Broker
		For	Against	Abstained	Non-Votes
Proposal 2 –	Amendment of Restated Certificate of Incorporation to increase the total authorized shares of common stock	89,772,055	8,482,995	336,776	0

Proposal 3 –	Authorization to grant 3,000,000 shares of restricted common stock to Kelly Slater	54,533,973	18,645,205	519,089	24,893,559

Proposal 4 –	Amendment of Quiksilver, Inc. 2000 Stock Incentive Plan to allow for a one-time stock option exchange program	50,486,236	22,880,741	331,288	24,893,561

Proposal 5 –	Amendment of Quiksilver, Inc. 2000 Stock Incentive Plan to increase the maximum number of shares reserved for issuance under the plan and increase the maximum number of reserved shares that may be issued pursuant to restricted stock and restricted stock unit awards under the plan	65,967,845	7,391,984	338,436	24,893,561

Proposal 6 –	Amendment of Quiksilver, Inc. 2000 Stock Incentive Plan to increase the size of both the initial and annual automatic issuances of restricted stock and grants of stock options to non-employee members of the Board of Directors	65,752,098	7,755,245	190,922	24,893,561

Proposal 7 –	Non-binding stockholder proposal requesting the adoption of a majority vote standard in the election of directors	44,140,367	29,434,400	123,499	24,893,560
Pursuant to the foregoing votes, the nine nominees listed above were elected to serve on the Company’s Board of Directors and Proposals 2 through 7 were approved.
Item 8.01 Other Events
     On March 26, 2010, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation increasing the total authorized shares of the Company’s common stock from 185,000,000 to 285,000,000. A copy of the Certificate of Amendment of Restated Certificate of Incorporation of Quiksilver, Inc. is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Quiksilver, Inc.

10.1	Quiksilver, Inc. 2000 Stock Incentive Plan, as amended and restated, together with Form Stock Option and Restricted Stock Agreements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2010	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Quiksilver, Inc.

10.1	Quiksilver, Inc. 2000 Stock Incentive Plan, as amended and restated, together with Form Stock Option and Restricted Stock Agreements.

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